                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 pertaining to the Randgold Resources Share Option Scheme of our reports dated June 25, 2007 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Randgold Resources Limited and its subsidiaries which appears in this Form 20-F.

/S/PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
London
United Kingdom
June 25, 2007